UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 15, 2014

Date of Report (Date of earliest event reported)

iHookup Social, Inc.

f/k/a Titan Iron Ore Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-52917	98-0546715
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

125 E. Campbell Ave., Campbell, California 95008

(Address of principal executive offices) (Zip Code)

(855) 473-7473

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement and Convertible Note with Union Capital, LLC

As of May14, 2014 and with a closing date of May 15, 2014, iHookup Social, Inc. (the “Company”) entered into a securities purchase agreement (the “Union SPA”) with Union Capital, LLC (“Union”), pursuant to which the Company will sell two 8% convertible notes of the Company in the aggregate principal amount of $59,000.00 (with the first note being in the amount of $29,500 and the second note being in the amount of $29,500 convertible into shares of common stock, $0.001 par value per share, of the Company (the “Common Stock”), upon the terms and subject to the limitations and conditions set forth in such Note. The first of the two notes (the “First Note”) shall be paid for by the Buyer as set forth herein. The second note (the “Second Note”) shall initially be paid for by the issuance of an offsetting $29,500.00 secured note issued to the Company by the Buyer (“Buyer Note”), provided that prior to conversion of the Second Note, the Buyer must have paid off the Buyer Note in cash such that the Second Note may not be converted until it has been paid for in cash.

In connection with the Union SPA, on May 14, 2014 and with a closing date of May 15, 2014, the Company issued a one-year, 8% Convertible Redeemable Note (the “Union Note”) to Union Capital LLC (“Union”) pursuant to which Union funded $29,500 at closing on May 15, 2014. The Company also issued a separate 8% Convertible Redeemable Notes dated May 14,2014, in the amount of $29,500 to Union (the “Union Back-End Note”), in exchange for which Union issued to the Company an 8% secured promissory note in the amount of $29,500 (the “Union Payment Note”), to secure funding under the Union Back End Note. Payment to the Company under the Union Payment Note will be no later than January 14, 2015. The term of the Union Note and the Union Back End Note is one year, upon which the outstanding principal amount is payable. The amount funded plus accrued interest under the Union Note and Union Back End Note is convertible into common stock at any time after the requisite rule 144 holding period, at the holder’s option, at a conversion price equal to 55% of the lowest closing bid price in the 15 trading days previous to the conversion. In the event the Company redeems the Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by 150% if prepaid during the period commencing on the Issue Date through 180 days thereafter. There shall be no redemption after the 180th day the Note has been issued. In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 24% per annum and the note becomes immediately due and payable. In connection with the Union Note, the Company paid $2,000 in legal fees and expenses, and paid a 3rd party broker a $2,500 commission.

The agreements described above are in substantially similar form as prior financing agreements the Company has on file with the SEC.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosure under Item 1.01 of this current report on Form 8-K.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iHookup Social, Inc.

Date: May 21, 2014

By:

/s/ Robert Rositano

Robert Rositano

CEO